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[New                                                              Exhibit (5)(b)
York
Life                             APPLICATION FOR
LOGO]              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                   ANNUITY COMMENCEMENT AT AGE 85 OR 10 YEARS

          TO NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (NYLIAC)
                            (A DELAWARE CORPORATION)

51 Madison Avenue, New York, NY 10010                       PLEASE PRINT OR TYPE
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1. WHO WILL BE THE OWNER OF THIS CONTRACT?

   Name (First, M.I., Last)
   _______________________________________
   Date of Birth
   Month    Day    Year
   [   ]   [   ]  [     ]

   Male  Female
    [ ]   [ ]

   Social Security No. or Tax ID No.
   _______________________________________
   Mailing Address-Street                         City         State    Zip Code
   _______________________________________            __________________________
   Tel. No. (     )                               RELATIONSHIP TO ANNUITANT
   _______________________________________        ______________________________
   Joint Owner Name, if any (First, M.I., Last)   Relationship to Owner
   _______________________________________        ______________________________
   Date of Birth
   Month    Day    Year
   [   ]   [   ]  [     ]

   Social Security No. or Tax ID No.

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2. WHO WILL BE THE ANNUITANT? IF SAME AS OWNER, CHECK HERE [ ]. (IF OTHER THAN
   OWNER, COMPLETE THIS SECTION.)

   Name (First, M.I., Last)

   Date of Birth
   Month    Day    Year
   [   ]   [   ]  [     ]

   Male  Female
    [ ]   [ ]

   Social Security No. or Tax ID No.

   Mailing Address-Street                         City          State   Zip Code

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3. WHAT IS THE PREMIUM AMOUNT?  (ATTACH CHECK PAYABLE TO NYLIAC, IF APPLICABLE.)
   Premium Amount $ _________________________________

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4. WHO WILL BE THE PRIMARY BENEFICIARY(IES) OF THIS CONTRACT?
   NOTE: COMPLETE QUESTION 8 TO NAME A CONTINGENT BENEFICIARY.

   [ ] Surviving Spouse Under Joint Spousal Ownership
       (FOR NON-QUALIFIED CONTRACTS ONLY)

This designation is available only if (i) spouses are Joint Owners, (ii) one spouse is the Annuitant, and, (iii) upon the death of either spouse, the surviving spouse wants the option to continue the policy as the sole Owner and Annuitant.


NAME(Do not complete if "Surviving Spouse Under Joint Spousal Ownership" option is chosen)

RELATIONSHIP TO OWNER                           PERCENTAGE

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NAME(Do not complete if "Surviving Spouse Under Joint Spousal Ownership"
     option is chosen)

RELATIONSHIP TO OWNER                           PERCENTAGE

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5. WHAT IS THE PLAN TYPE? (COMPLETE ONE PLAN.)

 [ ] NON-QUALIFIED  Is this a 1035 Exchange?     If yes, what is the Cost Basis?
                    (If yes, submit Form 18263)  $
                    Yes   No
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 [ ] IRA SEP IRA    Current Year Contribution    Prior Year Contribution
                    $           Year ____        $       Year _____
                    Transfer Amount              Rollover Amount
                    $                            $
--------------------------------------------------------------------------------
 [ ] ROTH IRA       Current Year Contribution    Prior Year Contribution
                    $           Year ____        $       Year _____
                    Transfer Amount
                    $
--------------------------------------------------------------------------------
 [ ] INHERITED IRA  Transfer Amount
                    $
--------------------------------------------------------------------------------
 [ ] 403(B)(TSA)    Transfer Amount    Is this an ERISA Plan? [ ] Yes   [ ] No
                    $                  (Employee should ask employer if
                                       plan is subject to ERISA.)
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NOTE:  If this is an IRA/Roth IRA/SEP transfer/rollover or 403(b) TSA transfer, submit Qualified Transfer/Direct Rollover Form.

       If this is an Inherited IRA transfer, submit Inherited IRA
       Information/Transfer Form.

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6. RIDERS. (These riders provide benefits for a charge that may vary.
   Please refer to the terms and conditions of each rider described in the Prospectus, and in the rider(s) that will be attached to your Policy, if selected here.)

[ ] Annual Death Benefit Reset (ADBR)   [ ] Enhanced Beneficiary Benefit (EBB)
[ ] Investment Protection Plan (IPP)

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7. IS THIS A REPLACEMENT OF A LIFE INSURANCE OR ANNUITY POLICY? [ ] YES   [ ] NO
   (IF YES, COMPLETE THIS SECTION.)

Company Name                   Policy Number(s)      Estimated Contract Value(s)
                                                     $
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8. ARE THERE ADDITIONAL DETAILS?

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204-592                           SPECIMEN COPY
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9. FRAUD AND DISCLOSURE STATEMENTS FOR THE FOLLOWING JURISDICTIONS:

   FOR APPLICANTS OF ARIZONA: On written request, you will be provided within reasonable time factual information regarding the benefits and provisions of your policy. Within 10 days after delivery, or within thirty (30) days after delivery if the Policy Owner is sixty-five (65) years of age or older, you can return your policy to the Corporation or to the Agent through whom it was purchased, with a written request for a full refund of premium. Upon receipt of this request, the policy will be void, and a full premium refund will be made.

   FOR APPLICANTS OF ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, NEW MEXICO AND OHIO: Any person who knowingly and with intent to defraud any insurance company or other persons, submits an application containing any materially false information, or conceals any fact material thereto, commits a fraudulent insurance act, which is a crime, subject to criminal prosecution and civil penalties.

   FOR APPLICANTS OF COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

   FOR APPLICANTS OF FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

   FOR APPLICANTS OF MAINE AND TENNESSEE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefit.

   FOR APPLICANTS OF PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

   FOR ALL APPLICANTS: Do you have any existing life insurance or annuity
   contracts?  [ ] Yes    [ ] No
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   10. SIGNATURES

   I/We agree that: (1) All of the statements in this application are true to the best of the knowledge and belief of those who made and recorded them. (2) This contract will not become effective unless it is delivered to the Owner while the Annuitant is living. (3) Under penalties of perjury, the Taxpayer Identification Number(s) provided on this application are certified to be correct. (4) No Registered Representative is authorized to accept risks, make or change this application or any contract issued by the Company, or give up any of the Owner's rights or requirements. BENEFITS BASED ON THE PERFORMANCE OF THE SEPARATE ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.

   Signed at (City/State) _____________________________ Dated On _______________

  Applicant's (Owner's) Signature ______________________________________________

  Joint Owner's Signature _________________  Annuitant's Signature _____________
                                             (if other than Owner)

 Registered Rep.'s Signature _________________ Registered Rep. _________________
                                                                 (print name)

 Registered Rep.'s            Registered Rep.'s       Registered  Rep.'s
 Tel. No. (____)____________  Code No. ____________   State/License No. ________

 Broker/Dealer                                  Broker/Dealer
 Name & Address ______________________________  Telephone No. (____)____________

 REGISTERED REPRESENTATIVE'S RESPONSE REQUIRED.
 Is this a replacement of a life insurance or annuity policy?  [ ] Yes    [ ] No
 If yes, please provide details.________________________________________________


204-592                           SPECIMEN COPY